UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
March 25, 2026

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Jay Street, Suite 940 Brooklyn, NY		11201 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 25, 2026, BARK, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote on the proposals set forth below, each of which is described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 12, 2026. The final voting results are set forth below.

Proposal 1

Election of Class A Director Nominees

The stockholders elected the persons named below as Class A directors to serve a three-year term ending at the Company’s 2028 annual meeting and until his or her successor is elected and qualified. The results of such vote were as follows:

Director Nominee	For	Withhold	Broker Non-Votes
Betsy McLaughlin	85,410,450	15,907,573	39,971,183
Henrik Werdelin	90,493,977	10,824,046	39,971,183

Proposal 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026. The results of such vote were as follows:

For	Against	Abstain	Broker Non-Votes
99,180,657	4,086,601	38,021,948	N/A

Proposal 3

Advisory Vote to Approve the Compensation of the Company's Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of such vote were as follows:

For	Against	Abstain	Broker Non-Votes
60,101,236	14,022,631	27,194,156	39,971,183

Proposal 4

Approval of an Amendment to the Restated Certificate of Incorporation that Would Effect a Reverse Stock Split at a Ratio Between 1:2 and 1:30, if and When Determined by the Board of Directors (the “Reverse Stock Split Proposal”)

The stockholders approved the Reverse Stock Split Proposal. Approval of this proposal required that the votes cast “for” the proposal must exceed the votes cast “against” the proposal.

For	Against	Abstain	Broker Non-Votes
83,955,161	57,254,747	79,298	N/A

Item 7.01 Regulation FD Disclosure.

On March 26, 2026, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto. The information contained in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On March 26, 2026, the Company announced that its Board of Directors approved a one-for-twenty (1:20) reverse stock split of its common stock (the “Reverse Stock Split”). The Reverse Stock Split is expected to become effective on April 1, 2026 (the “Effective Time”), with shares to begin trading on a split-adjusted basis at market open. In connection with the Reverse Stock Split, every 20 shares of the Company’s common stock issued and outstanding as of the Effective Time will be automatically converted into one share of the Company’s common stock. No fractional shares will be issued in connection with the Reverse Stock Split. The Company’s stockholders will be entitled to receive the cash value equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the closing price of the common stock, as reported by the New York Stock Exchange, on the last trading day prior to the effective date of the Reverse Stock Split.

As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of the Company’s common stock underlying the Company’s outstanding equity awards and the number of shares issuable under the Company’s equity incentive plans and other existing agreements, as well as the exercise or conversion price, as applicable.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated as of March 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: Chief Legal Officer
Date: March 26, 2026